UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2006

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4015 Miranda Avenue, First Floor, Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (650) 319-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On March 18, 2006, Vyyo Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), for the private placement of $25.0 million of Common Stock, a Convertible Note,  a Senior Secured Note and Warrants to Goldman, Sachs & Co. (“Goldman Sachs”).  The Purchase Agreement requires the Company to issue (a) 1,353,365 shares of Common Stock, (b) $10.0 million in aggregate principal amount of a 10% Convertible Note due March 22, 2011, (c) $7.5 million in aggregate principal amount of a 9.5% Senior Secured Note due March 22, 2011, and (d) Warrants to purchase 298,617 shares of Common Stock.  The transaction is expected to result in estimated net proceeds to the Company of approximately $23.5 million.  The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions.

In connection with the closing of the private placement, the parties will execute the Convertible Note, Senior Secured Note, Warrant, Guaranty and Security Agreement and Registration Rights Agreement.  The Convertible Note matures on March 22, 2011 and accrues interest at a rate of 10% per annum, payable in cash quarterly in arrears, and is convertible at the holder’s option into shares of Common Stock at a conversion price of $10.00 per share, subject to adjustment.  In the event of a Fundamental Transaction (as defined in the Convertible Note), the holder may, at its option, require the Company to redeem all or any portion of the Convertible Note at a price equal to 101% of the principal amount, plus all accrued and unpaid interest, if any, and subject to specified conditions, may be entitled to a “make-whole” premium calculated in accordance with the terms of the Convertible Note.  Any default in the payment of interest or principal will result in an increase in the interest rate by an additional 2% until the default is cured.  In addition, holders of more than one-third of the aggregate principal balance then outstanding may declare all outstanding amounts immediately due and payable upon the occurrence of any event of default.  The Convertible Note is unsecured and subordinate to the Company’s senior indebtedness.

The Senior Secured Note matures on March 22, 2011 and accrues interest at a rate of 9.5% per annum.  The entire principal amount plus all accrued interest is payable at maturity, unless earlier redeemed or repurchased.  The Company has the option to prepay the Senior Secured Note in whole or in part, beginning March 22, 2007, subject to payment of an applicable premium.  In the event of a Fundamental Transaction (as defined in the Senior Secured Note), the holder may require that the Company redeem the entire Senior Secured Notes at a price equal to 101% of the principal amount, plus all accrued and unpaid interest.  Any default in the payment of interest or principal will result in an increase in the interest rate by an additional 2% until the default is cured.  In addition, holders of more than one-third of the aggregate principal balance then outstanding may declare all outstanding amounts immediately due and payable upon the occurrence of any event of default.  In connection with the Senior Secured Note, the Company also issued a Warrant exercisable for 298,617 shares of Common Stock at an exercise price of $0.10 per share, to expire on March 22, 2006.  The Senior Secured Note is a senior secured obligation of the Company, secured by the assets of the Company and the intellectual property of certain of its subsidiaries, as set forth in the Guaranty and Security Agreement.

The Company is obligated to file a registration statement on Form S-3 (or, if Form S-3 is unavailable, another appropriate form) registering the resale of the Common Stock and shares issuable upon conversion of the Convertible Notes and exercise of the Warrants, for an initial two-year period, subject to extension under specified circumstances.

The Company intends to pay a customary cash fee and to issue the following warrants to Katalyst Securities LLC, the Company's investment banker in the transaction, for services rendered in connection with the transaction:  (a) warrants to purchase 40,601 shares of Common Stock for $5.54 per share; (b) warrants to purchase 30,000 shares of Common Stock for $10.00 per share; and (c) warrants to purchase 8,958 shares of Common Stock for $0.10 per share.

On March 20, 2006, the Company issued a press release announcing the transaction with Goldman Sachs, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing description is a summary of the private placement and is qualified in its entirety by the Purchase Agreement, the Registration Rights Agreement, the Senior Secured Note, the Convertible Note, the Guaranty and Security Agreement and the Warrant, each of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

THE SECURITIES REFERENCED ABOVE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant

(a)

On March 20, 2006, the Company announced it entered into a Securities Purchase Agreement for the private placement of $25.0 million of Common Stock, a Convertible Note, a Senior Secured Note and Warrants to Goldman, Sachs & Co.  A detailed description of the private placement appears under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02                                             Unregistered Sales of Equity Securities

On March 20, 2006, the Company announced it entered into a Securities Purchase Agreement for the private placement of $25.0 million of Common Stock, a Convertible Note, a Senior Secured Note and Warrants to Goldman, Sachs & Co.  The issuance and sale of the securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Company expects to rely upon Section 4(2) of the Securities Act, and/or the “safe harbor” provisions of Regulation D promulgated under the Securities Act.  A detailed description of the private placement appears under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Exhibits.

(d)

Exhibit Number	Description of Exhibit

10.1	Securities Purchase Agreement, dated March 18, 2006
10.2	Form of Convertible Note
10.3	Form of Senior Secured Note
10.4	Form of Guaranty and Security Agreement
10.5	Form of Warrant
10.6	Form of Registration Rights Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: March 20, 2006	By:	/s/ Arik Levi
Arik Levi
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Securities Purchase Agreement, dated March 18, 2006
10.2	Form of Convertible Note
10.3	Form of Senior Secured Note
10.4	Form of Guaranty and Security Agreement
10.5	Form of Warrant
10.6	Form of Registration Rights Agreement
99.1	Press Release